Exhibit 99

Acadia Healthcare Third Quarter Adjusted EPS Increases 34.8% to $0.62 on Revenue of $479.7 Million

Announces Two U.S. and Two U.K. Acquisitions

Increases Guidance for 2015 Adjusted Earnings per Diluted Share to New Range of $2.20 to $2.22

FRANKLIN, Tenn.--(BUSINESS WIRE)--November 3, 2015--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the third quarter and nine months ended September 30, 2015. For the quarter, revenue was $479.7 million, a 62.9% increase from $294.5 million for the third quarter of 2014. Income from continuing operations attributable to Acadia stockholders was $29.5 million, or $0.42 per diluted share, for the third quarter of 2015 compared with $25.5 million, or $0.43 per diluted share, for the third quarter of 2014. Adjusted income from continuing operations attributable to Acadia stockholders increased 61.0% to $43.9 million for the third quarter of 2015 from $27.3 million for the third quarter of 2014, while adjusted income from continuing operations per diluted share attributable to Acadia stockholders increased 34.8% to $0.62 from $0.46. Weighted average diluted shares outstanding increased 19.7% for the third quarter of 2015 from the third quarter of 2014, primarily due to the issuance of common stock in February and May 2015, the net proceeds of which have primarily been used to fund acquisitions. A reconciliation of all non-GAAP financial results in this release appears on pages 8 and 9.

For the first nine months of 2015, revenue was $1.3 billion, an increase of 83.1% from $709.7 million for the first nine months of 2014. Income from continuing operations attributable to Acadia stockholders for the first nine months of 2015 was $77.9 million, or $1.15 per diluted share, compared with $60.9 million, or $1.13 per diluted share, for the same period in 2014. Adjusted income from continuing operations attributable to Acadia stockholders increased 90.9% to $110.5 million for the first nine months of 2015 from $57.9 million for the first nine months of 2014, while adjusted income from continuing operations per diluted share attributable to Acadia stockholders increased 53.3% to $1.64 from $1.07. Weighted average shares outstanding increased 25.3% for the first nine months of 2015 compared with the same period in 2014.

“We are very pleased with Acadia’s third quarter operating and financial performance,” said Joey Jacobs, Chairman and Chief Executive Officer of Acadia. “Our strong profitable growth for the quarter reflects the continued successful implementation of our organic growth and acquisition strategies, both in the United States and the United Kingdom.”

During the third quarter, Acadia completed five acquisitions, comprised of eight inpatient facilities with an aggregate of over 300 beds. These transactions increased total acquisition activity over the 12 months ended September 30, 2015, to 14 transactions for 66 inpatient facilities with approximately 3,300 beds and 88 comprehensive treatment centers (CTCs).

The Company is also pleased to announce the completion of four acquisitions thus far in the fourth quarter, including:

  Discovery House, which operates 19 CTCs in Rhode Island, Pennsylvania, Maine and Utah;
  Duffy’s Napa Valley Rehab, a 61-bed addiction treatment facility in Calistoga, California;
  Meadow View, a 28-bed behavioral healthcare facility in Lincolnshire; and
  Cleveland House, a 32-bed behavioral healthcare facility in Southport.

Mr. Jacobs added, “We welcome the staffs of these outstanding facilities to Acadia, and we look forward to helping them expand to better serve their communities. We expect these four transactions, which, in aggregate are expected to produce full-year 2015 revenues of more than $50 million, to be accretive to our financial results for the fourth quarter of 2015 and beyond.”

Acadia’s third quarter results also reflected significant organic growth, primarily from the addition of approximately 630 new beds, including 420 to existing facilities and 210 in two de novo facilities opened during the 12 months ended September 30, 2015. During the third quarter, Acadia added 270 new beds, including 150 to existing facilities and 120 in a de novo facility opened through a joint venture.

Same facility revenue growth for the third quarter was 6.5%, with a 6.8% increase in patient days and a 0.2% decline in revenue per patient day. New beds added to the same facility base over the previous 12 months, as well as Acadia’s continuing initiatives to build revenue at each facility, contributed to this growth. Consolidated same facility EBITDA margin increased 40 basis points to 25.7%. These results contributed to a 66.7% increase in Acadia’s consolidated adjusted EBITDA for the third quarter to $108.5 million, which is 22.6% of revenue, up 50 basis points from the third quarter last year.

Mr. Jacobs concluded, “We believe Acadia is well positioned to continue executing its acquisition and organic growth strategies, with $50.8 million in cash and cash equivalents at the end of the third quarter and $53.0 million of cash flow from continuing operations for the quarter. In addition, after completing the acquisitions announced today, we continue to have significant availability under our $300 million revolving credit facility.”

Acadia today increased its guidance for 2015 adjusted earnings per diluted share to a range of $2.20 to $2.22 from the previous range of $2.15 to $2.18. The Company’s guidance does not include the impact of any future acquisitions or transaction-related expenses.

Acadia will hold a conference call to discuss its third quarter financial results at 9:00 a.m. Eastern Time on Wednesday, November 4, 2015. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available through November 19, 2015.

Risk Factors

This news release contains forward-looking statements. Generally words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) Acadia’s ability to complete acquisitions and successfully integrate the operations of acquired facilities, including CRC facilities; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from government and third-party payors; (iv) the occurrence of patient incidents, which could adversely affect the price of our common stock and result in incremental regulatory burdens and governmental investigations; (v) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (vi) potential operating difficulties, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of inpatient behavioral healthcare services. Acadia operates a network of 256 behavioral healthcare facilities with more than 9,700 beds in 39 states, the United Kingdom and Puerto Rico. Acadia provides psychiatric and chemical dependency services to its patients in a variety of settings, including inpatient psychiatric hospitals, residential treatment centers, outpatient clinics and therapeutic school-based programs.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In thousands, except per share amounts)

Revenue before provision for doubtful accounts	$488,746	$303,001	$1,324,702	$729,784
Provision for doubtful accounts	(9,016)	(8,522)	(25,529)	(20,084)
Revenue	479,730	294,479	1,299,173	709,700

Salaries, wages and benefits (including equity-based compensation expense of $5,327, $2,805, $14,576 and $6,975, respectively)	258,410	168,632	707,583	408,680
Professional fees	30,759	14,878	83,215	36,151
Supplies	21,634	14,062	58,430	34,722
Rents and leases	8,542	3,214	22,639	8,872
Other operating expenses	57,244	31,432	148,899	79,188
Depreciation and amortization	16,890	10,325	44,920	21,696
Interest expense, net	27,737	14,068	77,932	33,505
Debt extinguishment costs	9,979	-	9,979	-
Loss (gain) on foreign currency derivatives	1,018	(1,527)	1,926	(15,262)
Transaction-related expenses	5,842	6,239	31,415	10,834
Total expenses	438,055	261,323	1,186,938	618,386
Income from continuing operations before income taxes	41,675	33,156	112,235	91,314
Provision for income taxes	12,669	7,703	34,794	30,383
Income from continuing operations	29,006	25,453	77,441	60,931
Income (loss) from discontinuing operations, net of income taxes	80	(51)	83	(20)
Net income	29,086	25,402	77,524	60,911
Net loss attributable to noncontrolling interests	464	-	464	-
Net income attributable to Acadia Healthcare Company, Inc.	$29,550	$25,402	$77,988	$60,911

Basic earnings attributable to Acadia Healthcare Company, Inc. stockholders:
Income from continuing operations	$0.42	$0.43	$1.16	$1.14
Income (loss) from discontinuing operations	-	-	-	-
Net income	$0.42	$0.43	$1.16	$1.14

Diluted earnings attributable to Acadia Healthcare Company, Inc. stockholders:
Income from continuing operations	$0.42	$0.43	$1.15	$1.13
Income (loss) from discontinuing operations	-	-	-	-
Net income	$0.42	$0.43	$1.15	$1.13

Weighted-average shares outstanding:
Basic	70,664	59,175	67,194	53,670
Diluted	71,110	59,409	67,539	53,922

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2015	2014
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$50,762	$94,040
Accounts receivable, net of allowance for doubtful accounts of $27,378 and $22,449, respectively	214,883	118,378
Deferred tax assets	37,291	20,155
Other current assets	75,335	41,570
Total current assets	378,271	274,143
Property and equipment, net	1,624,166	1,069,700
Goodwill	1,981,140	802,986
Intangible assets, net	58,976	21,636
Deferred tax assets - noncurrent	33,278	13,141
Other assets	69,408	41,984
Total assets	$4,145,239	$2,223,590

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$41,996	$26,965
Accounts payable	78,384	48,696
Accrued salaries and benefits	87,110	59,317
Other accrued liabilities	56,962	30,956
Total current liabilities	264,452	165,934
Long-term debt	2,092,317	1,069,305
Deferred tax liabilities - noncurrent	22,210	63,880
Other liabilities	87,008	43,506
Total liabilities	2,465,987	1,342,625
Redeemable noncontrolling interests	8,700	-
Equity:
Common stock	707	592
Additional paid-in capital	1,574,708	847,301
Accumulated other comprehensive loss	(84,293)	(68,370)
Retained earnings	179,430	101,442
Total equity	1,670,552	880,965
Total liabilities and equity	$4,145,239	$2,223,590

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2015	2014
	(In thousands)

Operating activities:
Net income	$77,524	$60,911
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	44,920	21,696
Amortization of debt issuance costs	5,017	2,229
Equity-based compensation expense	14,576	6,975
Deferred income tax expense	28,925	4,645
(Income) loss from discontinued operations, net of taxes	(83)	20
Debt extinguishment costs	9,979	-
Loss (gain) on foreign currency derivatives	1,926	(15,262)
Other	1,122	163
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(28,905)	(25,395)
Other current assets	(12,201)	1,322
Other assets	(4,879)	(2,086)
Accounts payable and other accrued liabilities	(8,316)	1,078
Accrued salaries and benefits	8,888	8,972
Other liabilities	5,071	3,805
Net cash provided by continuing operating activities	143,564	69,073
Net cash used in discontinued operating activities	(1,479)	(27)
Net cash provided by operating activities	142,085	69,046

Investing activities:
Cash paid for acquisitions, net of cash acquired	(391,216)	(722,797)
Cash paid for capital expenditures	(200,841)	(70,680)
Cash paid for real estate acquisitions	(21,976)	(22,247)
Settlement of foreign currency derivatives	(1,926)	15,262
Other	(887)	(733)
Net cash used in investing activities	(616,846)	(801,195)

Financing activities:
Borrowings on long-term debt	1,150,000	307,500
Borrowings on revolving credit facility	310,000	230,500
Principal payments on revolving credit facility	(310,000)	(120,000)
Principal payments on long-term debt	(23,813)	(5,625)
Repayment of assumed CRC debt	(904,467)	-
Repayment of senior notes	(88,331)	-
Payment of debt issuance costs	(25,584)	(10,909)
Payment of premium on senior notes	(6,890)	-
Issuance of common stock, net	331,360	374,431
Common stock withheld for minimum statutory taxes, net	(7,582)	(3,477)
Excess tax benefit from equity awards	8,020	3,779
Cash paid for contingent consideration	-	(5,000)
Other	(374)	-
Net cash provided by financing activities	432,339	771,199

Effect of exchange rate changes on cash	(856)	(1,440)

Net (decrease) increase in cash and cash equivalents	(43,278)	37,610
Cash and cash equivalents at beginning of the period	94,040	4,569
Cash and cash equivalents at end of the period	$50,762	$42,179

Effect of acquisitions:
Assets acquired, excluding cash	$1,793,139	$802,767
Liabilities assumed	(1,012,549)	(78,003)
Issuance of common stock in connection with acquisition	(380,210)	-
Prior year deposits paid for acquisitions	-	(500)
Redeemable noncontrolling interest resulting from an acquisition	(9,164)	-
Contingent consideration issued in connection with acquisition	-	(1,467)
Cash paid for acquisitions, net of cash acquired	$391,216	$722,797

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited, Revenue in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
Same Facility Results (a,c)
Revenue	$304,230	$285,545	6.5%	$748,377	$692,727	8.0%
Patient Days	448,307	419,849	6.8%	1,104,016	1,021,945	8.0%
Admissions	22,497	19,816	13.5%	64,579	55,644	16.1%
Average Length of Stay (b)	19.9	21.2	-5.9%	17.1	18.4	-6.9%
Revenue per Patient Day	$679	$680	-0.2%	$678	$678	0.0%
EBITDA margin	25.7%	25.3%	40 bps	25.5%	24.7%	80 bps

U.S. Same Facility Results (a)
Revenue	$227,728	$215,006	5.9%	$671,875	$622,188	8.0%
Patient Days	339,537	321,976	5.5%	995,246	924,072	7.7%
Admissions	22,168	19,497	13.7%	64,250	55,325	16.1%
Average Length of Stay (b)	15.3	16.5	-7.3%	15.5	16.7	-7.3%
Revenue per Patient Day	$671	$668	0.4%	$675	$673	0.3%
EBITDA margin	25.6%	24.9%	70 bps	25.4%	24.5%	90 bps

U.K. Same Facility Results (c)
Revenue	$76,502	$70,539	8.5%	$76,502	$70,539	8.5%
Patient Days	108,770	97,873	11.1%	108,770	97,873	11.1%
Admissions	329	319	3.1%	329	319	3.1%
Average Length of Stay (b)	330.6	306.8	7.8%	330.6	306.8	7.8%
Revenue per Patient Day	$703	$721	-2.4%	$703	$721	-2.4%
EBITDA margin	26.1%	26.6%	-50 bps	26.1%	26.6%	-50 bps

U.S. Facility Results
Revenue	$379,857	$217,427	74.7%	$1,037,250	$630,825	64.4%
Patient Days	542,345	326,479	66.1%	1,484,181	939,246	58.0%
Admissions	32,101	19,949	60.9%	87,666	56,775	54.4%
Average Length of Stay (b)	16.9	16.4	3.2%	16.9	16.5	2.3%
Revenue per Patient Day	$700	$666	5.2%	$699	$672	4.1%
EBITDA margin	26.8%	24.8%	200 bps	27.0%	24.5%	250 bps

U.K. Facility Results (c)
Revenue	$97,875	$70,539	38.8%	$256,117	$70,539	263.1%
Patient Days	148,298	97,873	51.5%	377,218	97,873	285.4%
Admissions	461	319	44.5%	1,046	319	227.9%
Average Length of Stay (b)	321.7	306.8	4.8%	360.6	306.8	17.5%
Revenue per Patient Day	$660	$721	-8.4%	$679	$721	-5.8%
EBITDA margin	23.5%	26.6%	-310 bps	24.3%	26.6%	-230 bps

Total Facility Results (c)
Revenue	$477,732	$287,966	65.9%	$1,293,367	$701,364	84.4%
Patient Days	690,643	424,352	62.8%	1,861,399	1,037,119	79.5%
Admissions	32,562	20,268	60.7%	88,712	57,094	55.4%
Average Length of Stay (b)	21.2	20.9	1.3%	21.0	18.2	15.5%
Revenue per Patient Day	$692	$679	1.9%	$695	$676	2.7%
EBITDA margin	26.1%	25.2%	90 bps	26.5%	24.7%	180 bps

(a) Same-facility results for the three and nine months ended September 30, 2015 and 2014 exclude one facility that is converting its residential treatment beds to acute psychiatric treatment beds. The transition is expected to be completed in the fourth quarter of 2015.
(b) Average length of stay is defined as patient days divided by admissions.
(c) Revenue and revenue per patient day for the three and nine months ended September 30, 2014 are adjusted to reflect the foreign currency exchange rate for the comparable periods of 2015 in order to eliminate the effect of changes in the exchange rate. The exchange rate used in the adjusted revenue and revenue per patient day amounts for the three and nine months ended September 30, 2014 is 1.55 compared to an actual historical exchange rate of 1.67.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)

Net income attributable to Acadia Healthcare Company, Inc.	$29,550	$25,402	$77,988	$60,911
(Income) loss from discontinuing operations, net of income taxes	(80)	51	(83)	20
Net loss attributable to noncontrolling interests	(464)	-	(464)	-
Provision for income taxes	12,669	7,703	34,794	30,383
Interest expense, net	27,737	14,068	77,932	33,505
Depreciation and amortization	16,890	10,325	44,920	21,696
EBITDA	86,302	57,549	235,087	146,515

Adjustments:
Equity-based compensation expense (a)	5,327	2,805	14,576	6,975
Debt extinguishment costs (b)	9,979	-	9,979	-
Loss (gain) on foreign currency derivatives (c)	1,018	(1,527)	1,926	(15,262)
Transaction-related expenses (d)	5,842	6,239	31,415	10,834
Adjusted EBITDA	$108,468	$65,066	$292,983	$149,062

See footnotes on page 10.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income from Continuing Operations Attributable to Acadia Healthcare Company, Inc. to
Net Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands, except per share amounts)

Net income attributable to Acadia Healthcare Company, Inc.	$29,550	$25,402	$77,988	$60,911
(Income) loss from discontinuing operations, net of income taxes	(80)	51	(83)	20
Provision for income taxes	12,669	7,703	34,794	30,383
Income from continuing operations attributable to Acadia Healthcare Company, Inc. before income taxes	42,139	33,156	112,699	91,314

Adjustments to income from continuing operations:
Debt extinguishment costs (b)	9,979	-	9,979	-
Loss (gain) on foreign currency derivatives (c)	1,018	(1,527)	1,926	(15,262)
Transaction-related expenses (d)	5,842	6,239	31,415	10,834
Income tax provision reflecting tax effect of adjustments to income from continuing operations (e)	(15,088)	(10,603)	(45,558)	(29,016)
Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc.	$43,890	$27,265	$110,461	$57,870

Weighted-average shares outstanding - diluted	71,110	59,409	67,539	53,922

Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. per diluted share	$0.62	$0.46	$1.64	$1.07

See footnotes on page 10.

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA and Adjusted income from continuing operations, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income adjusted for loss from discontinued operations, net interest expense, income tax provision and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, debt extinguishment costs, gain on foreign currency derivatives and transaction-related expenses.

EBITDA, Adjusted EBITDA and Adjusted income from continuing operations are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA and Adjusted income from continuing operations are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA and Adjusted income from continuing operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA and Adjusted income from continuing operations when reporting their results. Our presentation of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents debt extinguishment costs related to the repayment of $88.3 million of the Company’s 12.875% Senior Notes due 2018 on September 18, 2015, including a prepayment premium of $6.9 million and the write-off of $3.1 million of deferred financing costs.

(c) Represents the change in fair value of foreign currency derivatives purchased by Acadia related to acquisitions in the U.K. during 2015 and in July 2014.

(d) Represents transaction-related expenses incurred by Acadia related to acquisitions.

(e) Represents the income tax provision adjusted to reflect the tax effect of the adjustments to income from continuing operations based on tax rates of 25.6% and 28.0% for the three months ended September 30, 2015 and 2014, respectively, and 29.2% and 33.4% for the nine months ended September 30, 2015 and 2014, respectively.

CONTACT:
Acadia Healthcare Company, Inc.
Brent Turner, 615-861-6000
President